EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is dated as of October 1, 2015 by and between Minerco Resources, Inc., a Nevada corporation, with its principal place of business at 800 Bering Drive, Suite #201, Houston, Texas 77057 (the “Company”), and Eco Processing, with an address of 64 Oak Street, Milford, NH 03055 (the “Shareholder”).
WHEREAS:
A.     The Shareholder currently owns 15 shares of common stock of Athena Brands, Inc. (the “Athena Shares”), formerly Level 5 Beverage Company, Inc., representing 1.5% of the outstanding equity of Athena Brands, Inc. , a Nevada corporation (“Athena”); and
B.     The Company currently owns 753 shares of common stock of Athena Brands, Inc. (formerly Level 5 Beverage Company, Inc.) representing 74.55% of the outstanding equity of Athena Brands, Inc. , a Nevada corporation; and
C.    The Company desires to acquire and the Shareholder desires to divest of 15 shares of the Athena Shares representing approximately 1.5% of the outstanding equity of Athena Brands, Inc. in exchange for 150,000 shares with restrictive legend of Series B Preferred Stock of the Company (the “Series B Shares”).
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:
1.    EXCHANGE.
(a)     Closing. The Exchange (the “Closing”) shall occur at the offices of Gracin & Marlow, LLP. The date and time of the Closing shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 5 and 6 below are satisfied or waived (or such later date as is mutually agreed to by the Company and the Shareholder).
(b)     Consideration. At the Closing: (i) the restricted Series B Shares shall be issued to the Shareholder; (ii) the Athena Shares shall be transferred and assigned to the Company.

2.     COMPANY REPRESENTATIONS AND WARRANTIES.
2.1     Authorization and Binding Obligation. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement, to issue the Series B Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Series B Shares, have been duly authorized by the Company's Board of Directors and no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders. This Agreement has been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.
2.2     No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Series B Shares will not (i) result in a violation of the articles of incorporation or other organizational documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a material adviser effect on the Company or its subsidiaries.
2.3     Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Shareholder contained herein, the offer and issuance by the Company of the Securities is exempt from registration pursuant to the exemption provided by Section 4(a)(2) of the Securities Act.
2.4     Issuance of Securities. The issuance of the Series B Shares is duly authorized and upon issuance in accordance with the terms of this Agreement and the Certificate of Incorporation of the Company shall be validly issued, fully paid and non-assessable and free from all taxes, liens, charges and other encumbrances with respect to the issue thereof.

3.     SHAREHOLDER’S REPRESENTATIONS AND WARRANTIES.
As a material inducement to the Company to enter into this Agreement and consummate the Exchange, Shareholder represents, warrants and covenants with and to the Company as follows:
3.1    Authorization and Binding Obligation. The Shareholder has the requisite, power and authority to enter into, and perform under, this Agreement and to transfer and assign the Athena Shares, to purchase the Series B Shares being issued to such Shareholder hereunder. The execution, delivery and performance of this Agreement and performance under the other documents required in connection herewith (the “Exchange Documents”) by the Shareholder and the consummation by the Shareholder of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate, partnership or similar action on the part of such Shareholder and no further consent or authorization is required. This Agreement has been duly authorized, executed and delivered. This Agreement constitute the legal, valid and binding obligations of the Shareholder, enforceable against the Shareholder in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities laws.
3.2     Beneficial Owner. With respect to the Athena Shares: (i) the Shareholder owns, good and marketable title to the Athena Shares, free and clear of any liens or encumbrances and the Athena Shares have not been pledged to any third party; (ii) the Athena Shares are not subject to any transfer restriction, other than the restriction that the Athena Shares have not been registered under the 1933 Act and, therefore, cannot be resold unless registered under the 1933 Act or in a transaction exempt from or not subject to the registration requirements of the 1933 Act; (iii) the Shareholder has not entered into any agreement or understanding with any person or entity to dispose of the Athena Shares; and (iv) at the Closing, the Shareholder will convey to the Company good and marketable title to the Athena Shares, free and clear of any security interests, liens, adverse claims, encumbrances, taxes or encumbrances.
3.3    Liens. There are no outstanding liens, claims, offset rights, or other encumbrances relating to the Athena Shares. The Exchange and the consummation of the transactions herein, does not by itself or with the passage of time violate or infringe upon the rights of any third parties or result or could reasonably result in any claims against the Shareholder or the Company.
3.4    Sale or Transfer. The Shareholder has not sold, assigned, conveyed, transferred, mortgaged, hypothecated, pledged or encumbered or otherwise permitted any lien to be incurred with respect to the Athena Shares or any portion thereof.
3.5    Proceedings. No proceedings relating to the Athena Shares are pending or, to the knowledge of the Shareholder, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Shareholder’s right and ability to surrender and transfer the Athena Shares.
3.6    Conveyance. The Shareholder has full legal and equitable title to the Athena Shares, free and clear of all liens, pledges or encumbrances of any kind, nature or description, with full and unrestricted legal power, authority and right to enter into this Agreement and to transfer and deliver the Athena Shares to the Company pursuant hereto, and upon delivery of the Athena Shares to Company, Company will be the owner of the Athena Shares, free and clear of all liens, claims, pledges or encumbrances of any kind, nature or description.
3.7    Action. The Shareholder has taken no action that would impair its ability to transfer the Athena Shares.
3.8    Interest. No person other than the Shareholder has any right or interest in the Athena Shares.
3.9    Tax Consequences. The Shareholder acknowledges that the purchase of the Series B Shares may involve tax consequences to the Shareholder and that this Agreement does not contain tax advice. The Shareholder acknowledges that it has not relied and will not rely upon the Company with respect to any tax consequences related to the exchange of the Series B Shares. The Shareholder assumes full responsibility for all such consequences and for the preparation and filing of any tax returns and elections which may or must be filed in connection with the Series B Shares.
3.10     Reliance on Exemptions. The Shareholder understands that the Series B Shares are being offered and exchanged in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Shareholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Shareholder set forth herein in order to determine the availability of such exemptions and the eligibility of the Shareholder to acquire the Securities.
3.11     No Governmental Review. The Shareholder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series B Shares or the fairness or suitability of the investment in the Series B Shares nor have such authorities passed upon or endorsed the merits of the offering of the Series B Shares.
3.12     No Conflicts. The execution, delivery and performance by the Shareholder of this Agreement and the consummation by the Shareholder of the transactions contemplated hereby will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Shareholder is a party, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Shareholder, except in the case of clause (i) or (ii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Shareholder to perform its obligations hereunder.
3.13     No Public Sale or Distribution. The Shareholder is acquiring the Series B Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act of 1933. The Shareholder does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Series B Shares issuable upon conversion thereof, for its own account and not with a view towards, or for resale in connection with, the public securities in violation of applicable securities laws.
3.14    Information. The Shareholder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Series B Shares which have been requested by the Shareholder. The Shareholder has read the Company’s filings with the Securities and Exchange Commission. The Shareholder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Shareholder understands that its investment in the Series B Shares involves a high degree of risk. The Shareholder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Series B Shares.
3.15     Transfer or Resale. . The Shareholder understands that: (i) the Series B Shares have not been and are not being registered under the Securities Act of 1933 or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Shareholder shall have delivered to the Company (if requested by the Company) an opinion of counsel to the Shareholder, in a form reasonably acceptable to the Company, to the effect that Series B Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Shareholder provides the Company with reasonable assurance that the Series B Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Securities Act of 1933 (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Series B Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144.

4.	COVENANTS.
4.1 Reasonable Best Efforts. Each party hereto agrees that it shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided hereinabove in Section 5 and Section 6 of this Agreement, respectively.
5.     CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.
The obligations of the Company to the Shareholder hereunder are subject to the satisfaction of each of the following conditions (except to the extent such condition is expressly conditional to a specific closing, in which case such condition shall only apply to such specific closing), provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Shareholder with prior written notice thereof:
5.1     The Shareholder shall have duly executed this Agreement and delivered the same to the Company.
5.2    The Shareholder shall have delivered to the Company the original certificates evidencing the Athena Shares together with stock powers in blank duly endorsed for transfer.
5.3     The representations and warranties of the Shareholder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Shareholder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Shareholder at or prior to the Closing Date.
5.4    No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.
6.     CONDITIONS TO SHAREHOLDER’S OBLIGATIONS HEREUNDER.
The obligations of the Shareholder hereunder are subject to the satisfaction of each of the following conditions (except to the extent such condition is expressly conditional to a specific closing, in which case such condition shall only apply to such specific closing), provided that these conditions are for the Shareholder’s sole benefit and may be waived by the Shareholder at any time in its sole discretion by providing the Company with prior written notice thereof:
6.1     The Company shall have duly executed this Agreement and delivered the same to the Shareholder.
6.2    The Company shall have issued to Shareholder a certificate evidencing the Series B Shares.
6.3     Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date.
6.4     No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.
7.     MISCELLANEOUS.

7.1     Legends. The Shareholder acknowledges that the certificate(s) representing the Series B Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:
“NEITHER THESE SHARES NOR THE UNDERLYING SHARES OF COMMON STOCK HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR UNDER THE SECURITIES LAWS, RULES OR REGULATIONS OF ANY STATE; AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, RULES OR REGULATIONS OR AN EXEMPTION THEREFROM DEEMED ACCEPTABLE BY COUNSEL TO THE COMPANY.”
7.2     Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Texas. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Harris, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
7.3     Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re‑execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.
7.4     Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
7.5    Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
7.6     Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Shareholder, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Shareholder makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Shareholder, and any amendment to this Agreement made in conformity with the provisions of this Section shall be binding upon the Shareholder. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.
7.7    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company:
Minerco Resources, Inc.
800 Bering Drive, Suite #201
Houston, Texas 77057
Attention: Sam J. Messina III

with a copy (for informational purposes only) to:

Gracin & Marlow, LLP
The Chrysler Building
405 Lexington Avenue, 26th Floor
New York, New York 10174
Telephone: (212) 907-6457
Facsimile: (212) 208-4657
Attention: Leslie Marlow, Esq.

If to Shareholder:

Eco Processing, LLC
64 Oak Street
Milford, NY 03055
Attention: Joshua Tannariello

with a copy (for informational purposes only) to:

to its address and facsimile number set forth above, or to such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.
7.8     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the New Note. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Shareholder. The Shareholder may assign some or all of its rights hereunder without the consent of the Company.

7.9    Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

[Intentionally Left Blank - Signature Page Follows]

IN WITNESS WHEREOF, the Shareholder and the Company have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

COMPANY:
MINERCO RESOURCES, INC.
By: _/s/ V. Scott Vanis____________________
Name: V. Scott Vanis
Title: Chief Executive Officer

SHAREHOLDER:

ECO PROCESSING, LLC

By: ___/s/ Marco Mena___________________
Name: Joshua Tannariello                                                    Title: Managing Member